UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2011
ALERE INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16789	04-3565120

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
(Address of principal executive offices, including zip code)
(781) 647-3900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
     During the first quarter of 2011, Alere Inc. purchased, through a series of transactions, approximately $50.0 million of its equity securities pursuant to the authorization of its Board of Directors that was publicly announced on December 9, 2010. Alere purchased 183,000 shares of its Series B Convertible Perpetual Preferred Stock, or the Series B Stock, for a total cost of $49.4 million and 16,700 shares of its Common Stock for a total cost of $0.6 million. The 183,000 shares of Series B Stock purchased were convertible into an aggregate of 1.056 million shares of Common Stock and had an aggregate liquidation preference of $73.2 million. Alere estimates that, based on the timing of the purchases of these shares of Series B Stock and Common Stock, the purchases will collectively reduce Alere’s diluted weighted average shares outstanding for the first quarter of 2011 by approximately 750,000 shares.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.
By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel — Corporate & Finance

Date: March 14, 2011